Exhibit 10.17

Early Termination Agreement

This Early Termination Agreement (this “Agreement”) is entered into as of this 8th day of November, 2018, is by and between Aquinox Pharmaceuticals (Canada) Inc., a corporation organized and existing under the laws of Canada, with an address at 450-887 Great Northern Way, Vancouver, B.C., Canada V5T 4T5 (“Aquinox”) and ASTELLAS US LLC, a company organized and existing under the laws of Illinois, with an address at 1 Astellas Way, Northbrook, Illinois 60062, U.S.A. (“Astellas”).

RECITALS

WHEREAS, Aquinox and Astellas entered into that certain Exclusive License and Collaboration Agreement effective as of May 9, 2018 (the “License Agreement”);

WHEREAS, on September 4, 2018, Astellas delivered to Aquinox a Notice of Termination for the License Agreement, wherein the effective termination date was stated as March 4, 2019 (the “Termination Date”);

WHEREAS, since the delivery of the Notice of Termination the parties have undertaken appropriate efforts to wind-down the relationship and now expect that any remaining tasks will be completed prior to the Termination Date.

WHEREAS, due to the ability to complete all wind-down efforts in advance of the Termination Date, Aquinox and Astellas mutually desire to terminate the License Agreement on the date of this Agreement as first set forth above (the “Termination Effective Date”);

NOW, THEREFORE, the Parties hereby agree as follows:

1.	Aquinox and Astellas agree to terminate the License Agreement effective as of the Termination Effective Date.

2.

Notwithstanding anything set forth in the License Agreement to the contrary, Aquinox and Astellas agree that each party may retain one (1) copy of all Confidential Information (as defined in the License Agreement) received from the other party for the archival purposes only.

3.	Each party hereby warrants to the other party that it has destroyed all Confidential Information received from the other party except one (1) copy permitted pursuant to this Agreement.

This Agreement has been executed by the duly authorized representatives of both parties as of the Termination Effective Date

Aquinox Pharmaceuticals (Canada), Inc.		Astellas US LLC

By:	/s/ David Main	By:	/s/ Percival Barretto-Ko
Name:	David Main	Name:	Percival Barretto-Ko
Title:	President & CEO	Title:	President